Exhibit 99.1

Explanation of Responses:

(1)	Common Stock held directly by Brookfield Retail Holdings Warrants LLC, a Delaware limited liability company (“BRH Warrants”). BRH Warrants exercised Warrants to purchase 24,063,298 shares of Common Stock at an exercise price of $8.3621 per share. The Issuer also paid $5.43 to BRH Warrants in lieu of a fractional share.

(2)	Common Stock held directly by BW Purchaser, LLC, a Delaware limited liability company (“BWP”). BWP exercised Warrants to purchase 21,123,856 shares of Common Stock at an exercise price of $8.1678 per share and utilized the “net share” settlement provision of the Warrant, resulting in the Issuer’s withholding of 8,134,626.87 shares of Common Stock to pay the exercise price and issuing to BWP the remaining 12,989,228 shares of Common Stock. The Issuer also paid $36.56 to BWP in lieu of fractional shares.

(3)	Common Stock held directly by Brookfield Retail Holdings II Sub III LLC, a Delaware limited liability company (“BRH II Sub”). BRH II Sub exercised Warrants to purchase 82,559 shares of Common Stock at an exercise price of $8.3621 per share. The Issuer also paid $19.77 to BRH II Sub in lieu of a fractional share.

(4)	Common Stock held directly by Brookfield Retail Holdings III Sub II LLC, a Delaware limited liability company (“BRH III Sub”). BRH III Sub exercised Warrants to purchase 94,703 shares of Common Stock at an exercise price of $8.3621 per share. The Issuer also paid $0.58 to BRH III Sub in lieu of a fractional share.

(5)	Common Stock held directly by Brookfield Retail Holdings IV-A Sub II LLC, a Delaware limited liability company (“BRH IV-A Sub”). BRH IV-A Sub exercised Warrants to purchase 1,465,005 shares of Common Stock at an exercise price of $8.3621 per share. The Issuer also paid $17.04 to BRH IV-A Sub in lieu of a fractional share.

(6)	Common Stock held directly by Brookfield Retail Holdings IV-B Sub II LLC, a Delaware limited liability company (“BRH IV-B Sub”). BRH IV-B Sub exercised Warrants to purchase 21,853 shares of Common Stock at an exercise price of $8.3621 per share. The Issuer also paid $9.69 to BRH IV-B Sub in lieu of a fractional share.

(7)	Common Stock held directly by Brookfield Retail Holdings IV-C Sub II LLC, a Delaware limited liability company (“BRH IV-C Sub”). BRH IV-C Sub exercised Warrants to purchase 497,868 shares of Common Stock at an exercise price of $8.3621 per share. The Issuer also paid $4.01 to BRH IV-C Sub in lieu of a fractional share.

(8)	Common Stock held directly by Brookfield Retail Holdings IV-D Sub II LLC, a Delaware limited liability company (“BRH IV-D Sub”). BRH IV-D Sub exercised Warrants to purchase 497,868 shares of Common Stock at an exercise price of $8.3621 per share. The Issuer also paid $4.01 to BRH IV-D Sub in lieu of a fractional share.

(9)	Common Stock held directly by Brookfield BPY Retail Holdings I LLC, a Delaware limited liability company (“BPY Holdings I”). BPY Holdings I exercised Warrants to purchase 28,573,419 shares of Common Stock at an exercise price of $8.3621 per share. The Issuer also paid $31.44 to BPY Holdings I in lieu of fractional shares.

(10)	Each of the Reporting Persons (except BPY Holdings I), as an indirect parent of BPY Holdings I, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the Common Stock and Warrants that are directly beneficially owned by BPY Holdings I. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants held by BPY Holdings I is reported herein. Each of the Reporting Persons (except BPY Holdings I) disclaims beneficial ownership of all Common Stock and Warrants that are beneficially owned by BPY Holdings I, except to the extent of any indirect pecuniary interest therein.

(11)	Common Stock held directly by BPY Retail I LLC, a Delaware limited liability company (“BPY I”).

(12)	Common Stock held directly by BPY Retail III LLC, a Delaware limited liability company (“BPY III”).

(13)	Common Stock held directly by BPY Retail II LLC, a Delaware limited liability company (“BPY II”).

(14)	Common Stock held directly by BPY Retail IV LLC, a Delaware limited liability company (“BPY IV”).

(15)	Common Stock held directly by BPY Retail V LLC, a Delaware limited liability company (“BPY V”).

(16)	Common Stock held directly by BPY Retail VI LLC, a Delaware limited liability company (“BPY VI”).

(17)	Common Stock held directly by Brookfield BPY Retail Holdings II Subco LLC, a Delaware limited liability company (“GGP Subco”).

(18)	Common Stock held directly by Brookfield Retail Holdings VII LLC, a Delaware limited liability company (“BRH VII” and, together with BRH Warrants, BRH II Sub, BRH III Sub, BRH IV-A Sub, BRH IV-B Sub, BRH IV-C Sub and BRH IV-D Sub, the “Investment Vehicles”).

(19)	Each of the Reporting Persons, as an indirect parent of each Investment Vehicle, BWP, BPY I, BPY III, BPY II, BPY IV, BPY V, BPY VI and GGP Subco, may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares of Common Stock and Warrants that are directly beneficially owned by each Investment Vehicle, BWP, BPY I, BPY III, BPY II, BPY IV, BPY V, BPY VI and GGP Subco. In accordance with Instruction 4(b)(iv), the entire amount of the Common Stock and Warrants held by each Investment Vehicle, BWP, BPY I, BPY III, BPY II, BPY IV, BPY V, BPY VI and GGP Subco is reported herein. Each of the Reporting Persons disclaims beneficial ownership of all shares of Common Stock and Warrants that are beneficially owned by each Investment Vehicle, BWP, BPY I, BPY III, BPY II, BPY IV, BPY V, BPY VI and GGP Subco, except to the extent of any indirect pecuniary interest therein.

(20)	Each Warrant entitled the holder to purchase 1.2858 shares of Common Stock at an initial exercise price of $10.75 per share, subject to adjustments as provided in the Amended and Restated Warrant Agreement, effective as of October 28, 2013 (the “Warrant Agreement”), between the Issuer and American Stock Transfer & Trust Company, LLC, as warrant agent.

(21)	Each Warrant entitled the holder to purchase 1.2858 shares of Common Stock at an initial exercise price of $10.50 per share, subject to adjustments as provided in the Warrant Agreement.